                                                                    EXHIBIT 4.11

     THIS WARRANT AND THE SHARES ISSUABLE ON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REQUESTED BY WAVESPLITTER, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO WAVESPLITTER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

November 15, 2000                                           Warrant to Purchase
                                                               550,000 Shares of
                                                                    Common Stock

                      WARRANT TO PURCHASE COMMON STOCK OF

                        WaveSplitter Technologies, Inc.

     This is to certify that, for value received, Corvis Corporation, or proper assignees (in each case, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from WAVESPLITTER TECHNOLOGIES, INC., a California corporation (the "Company"), having its principal place of business at 46430 Fremont Blvd, Fremont, CA 94538, at any time during the period from the date hereof (the "Commencement Date") to 5:00 p.m., Pacific time, on December 31, 2003 (the "Expiration Date") at which time this Warrant shall expire and become void, Five Hundred Fifty Thousand (550,000) shares ("Warrant Shares") of the Company's Common Stock (the "Common Stock"). This Warrant shall be exercisable at the price per share equal to TEN DOLLARS AND NO CENTS ($10.00) (the
"Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the Exercise Price shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:

1.  Exercise and Payment; Exchange.

    1.1 This Warrant may be exercised in whole or in part at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) cash, wire transfer or check for the Exercise Price for the number of Warrant Shares specified in the exercise form. If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered by the Holder.

    1.2 In addition, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time on or prior to the Expiration Date, for the number of Warrant Shares having an aggregate Fair Market Value (determined as set forth below) on the date of such exchange equal to the difference between (i) the aggregate Fair Market Value on the date of such exchange of a number of Warrant Shares designated by the Holder and (ii) the aggregate exercise price the Holder would have paid to the Company to purchase such designated number of Warrant Shares upon exercise of this Warrant. Upon any such exchange, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of shares, and, if a balance of purchasable securities remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of securities. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Section be made, or at such later date as may be specified in such request.

    1.3 Fair market value of the Warrant Shares ("Fair Market Value") shall be determined as follows:

             (a) If the Warrant Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or are listed on the Nasdaq National Market or Small Cap Market, the current Fair Market Value shall be the last reported sales price of the Warrant Shares on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or Nasdaq; or

             (b) If the Warrant Shares are not so listed or admitted to unlisted trading privileges or quoted on Nasdaq, the current Fair Market Value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by Nasdaq, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

             (c) If the Warrant Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current Fair Market Value shall be mutually determined in good faith by the Company and Holder .

    2.       Reservation of Shares.  The Company shall, at all times until the
             ---------------------
expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

    3.       Fractional Interests. The Company shall not issue any fractional
             --------------------
shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current Fair Market Value per share of Common Stock, determined as set forth above.

    4.       No Rights as Shareholders. This Warrant shall not entitle the
             -------------------------
Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

    5.       Adjustment of Exercise Price and Number of Shares. The number of
             -------------------------------------------------
and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

    5.1      Subdivisions, Combinations and Other Issuances. If the Company
             ----------------------------------------------
shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

    5.2      Stock Dividend.  If at any time after the date hereof the Company
             --------------
declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable or exercisable for Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

    5.3      Other Distributions. If at any time after the date hereof the
             -------------------
Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the Company shall decrease the per share Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors.

    5.4      Merger, Reclassification, Etc. In the event of any reorganization
             -----------------------------
or reclassification of the outstanding shares of Common Stock or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant, the Holder shall have the right to receive the same kind and number of shares of Common Stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

    5.5      Proportional Adjustment. The number of shares which may be
             -----------------------
purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this Section 5, so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

    6.       Notices to Holder.  So long as this Warrant shall be outstanding
             -----------------
(a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least ten (10) days prior to the relevant date described below (or such shorter period as is reasonably possible if ten (10) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

     7.      Transfer, Exercise, Exchange, Assignment or Loss of Warrant,
             ------------------------------------------------------------
Warrant Shares or Other Securities.
-----------------------------------

     7.1 This Warrant and all rights hereunder are transferable in whole or in part by the Holder and any successor transferee. The transfer shall be recorded on the books of the Company upon receipt by the Company of notice of transfer, at its principal offices and the payment of any transfer taxes and other governmental charges imposed on such transfer. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the "Securities Act"), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the fact thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant, the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws.

     7.2 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office or to its transfer agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or transfer agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

     7.3 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the transfer agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

     8.      Additional Representations and Covenants of the Company.  The
             --------------------------------------------------------
Company hereby represents, warrants and agrees as follows:

     8.1     Corporate Power.  The Company has all requisite corporate power and
             ----------------
corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

     8.2     Authorization.  All corporate action on the part of the Company,
             --------------
its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms, is not inconsistent with the Company's Bylaws or Charter, does not contravene any law or government rule, regulation or order, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound.

     8.3     Consents and Approvals.  No consent or approval of, giving of
             ----------------------
notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations hereunder.

     8.4     Stock Issuance.  Upon exercise of the Warrant, the Company will use
             --------------
commercially reasonable efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the individual names of Holder, its nominees or assignees, as appropriate at the time of such exercise. The Common Stock issuable upon exercise of this Warrant has been duly and validly reserved and, when issued in accordance with the provisions hereof, will be validly issued, fully-paid and non-assessable, and will be free of any taxes liens, charges or encumbrances of any nature whatsoever; provided that the Common Stock issuable hereunder may be subject to restrictions on transfer under state and/or federal securities laws.

     8.5     Offering.  The offer, issuance and sale of the Warrant is, and the
             ---------
issuance of Common Stock upon exercise of the Warrant will be, exempt from the registration requirements of the federal Securities Act of 1933, as amended ("Act"), and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

     8.6     Certificate of Incorporation and By-Laws.  The Company has provided
             ----------------------------------------
Holder with true and complete copies of the Company's Certificate of Incorporation, By-Laws, and each Certificate of Determination or other charter document setting, forth any rights, preferences and privileges of Company's capital stock, each as amended and in effect on the date of issuance of this Warrant. Holder acknowledges that Company is in the process of amending or restating its Certificate of Incorporation and certain of its other charter documents.

     8.7     Compliance with Rule 144.  Company will use commercially reasonable
             ------------------------
efforts to comply with Holder's request to issue opinion letters to help clear any proposed transfer or sale of shares of Common Stock issuable upon exercise of this Warrant

     9.      Representations, Warranties and Covenants of Holder. The Holder
             ---------------------------------------------------
hereby represents, warrants and agrees as follows:

     9.1 Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in the Warrant and the Warrant Shares, and has reviewed and considered all information it deems relevant in making an informed decision to purchase these securities;

     9.2 Holder is acquiring the Warrant and Warrant Shares for its own account for investment only and with no present intention of distributing any such securities or any arrangement or understanding with any other persons regarding the distribution of such securities;

     9.3 Holder understands that the Warrant and Warrant Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection Holder represents that it is familiar with Rule 144 under the Act, and understands the resale limitations imposed thereby and by the Act;

     9.4 Holder qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act; and

     9.5 Holder understands that any certificates evidencing the Warrant Shares shall bear a legend in the following form:

     "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or, if requested by Company, an opinion of counsel reasonably satisfactory to Company and its counsel, that such registration is not required under such Act."

     10.     No Impairment.  The Company will not, by amendment of its Articles
             -------------
of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     11.     Registration Rights.  The Company shall use its reasonable best
             -------------------
efforts to cause its Amended and Restated Rights Agreement to be further amended to include the Warrant Shares as "registrable securities" thereunder.

     12.     Notices.  All notices and other communications required or
             -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or facsimile transmission to the party to be notified, or one (1) day after deposit with a nationally recognized overnight delivery service, all delivery charges paid, or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, in any such case addressed (a) if to Holder, at the address of Holder appearing on the records of the Company, or at such other address as Holder shall have furnished to the Company in writing in accordance with this Section 10, or (b) if to the Company, at its principal office set forth above, or any other address which the Company shall have furnished to Holder in writing in accordance with this
Section 10.

     13.     Amendment. Any provision of this Warrant may be amended or the
             ---------
observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

     14.     Governing Law.  This Warrant shall be governed by and construed in
             -------------
accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of November 15, 2000.

                              WAVESPLITTER TECHNOLOGIES, INC.

                              By: /s/ BRUCE POLLOCK
                                  _______________________________________
                                  Bruce Pollock, Vice President and Chief
                                  Financial Officer

                                                                         Annex A
                                                                         -------
                              [FORM OF EXERCISE]

                   (To be executed upon exercise of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of __________________ the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ______________ whose address is ___________________________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of ______________________ whose address is _____________________________ and that such Warrant Certificate be delivered to ________________________, whose address is _________________________________.

Dated:

                              Signature: _______________________________________
                              (Signature must conform in all respects to name of holders as specified on the face of the Warrant Certificate.)